Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY

OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)    ☐

The Bank of New York Mellon Trust Company, N.A.

(Exact name of trustee as specified in its charter)

N/A	95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street, Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Legal Department

The Bank of New York Mellon Trust Company, N.A.

One Wall Street, 15th Floor

New York, NY 10286

(212) 635-1270

(Name, address and telephone number of agent for service)

Education Management LLC

Education Management Finance Corp.

(Exact name of obligor as specified in its charter)

Delaware	20-4506022 20-4887689
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

c/o Education Management Corporation 210 Sixth Avenue, 33rd Floor Pittsburgh, PA	15222
(Address of principal executive offices)	(Zip code)

Senior Cash Pay/PIK Notes due 2018

(Title of the indenture securities)

Table of Additional Obligors

Exact Name of Guarantor Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Guarantor Obligor’s Principal Executive Offices
AICA-IE Restaurant, Inc.	California	26-2961312	210 Sixth Avenue 33rd Floor Pittsburgh, PA, 15222 (412) 562-0900

AID Restaurant, Inc.	Texas	01-0691168	8080 Park Lane Suite 100 Dallas, Texas 75231 214-692-8080

AIH Restaurant, Inc.	Texas	76-0431417	1900 Yorktown Houston, Texas 77056 713-623-2040

AIIN Restaurant LLC	Indiana	26-2701617	210 Sixth Avenue 33rd Floor Pittsburgh, PA, 15222 (412) 562-0900

AIIM Restaurant, Inc.	Minnesota	41-1977654	15 S. 9th St. LaSalle Building Minneapolis, Minnesota 55409 612-332-3361

AIT Restaurant, Inc.	Florida	20-8315057	210 Sixth Avenue 33rd Floor Pittsburgh, PA, 15222 (412) 562-0900

AITN Restaurant, Inc.	Tennessee	26-2240577	210 Sixth Avenue 33rd Floor Pittsburgh, PA, 15222 (412) 562-0900

Argosy University Family Center, Inc.	Minnesota	16-1665500	310 East 38th St. Minneapolis, MN 55409 612-827-5981

The Connecting Link, Inc.	Georgia	58-1987235	5126 Ralston St. Ventura, CA 93003 805-654-0739

EDMC Marketing and Advertising, Inc.	Georgia	58-1591601	210 Sixth Avenue 33rd Floor Pittsburgh, PA, 15222 (412) 562-0900

Education Management Corporation	Pennsylvania	25-1119571	210 Sixth Avenue 33rd Floor Pittsburgh, PA, 15222 (412) 562-0900

Higher Education Services, Inc.	Georgia	58-1983881	709 Mall Avenue Savannah, GA 31406 803-799-9082

MCM University Plaza, Inc.	Illinois	36-4118464	210 Sixth Avenue 33rd Floor Pittsburgh, PA, 15222 (412) 562-0900

Item 1.     General information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency – United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.     Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.   List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 19th day of July, 2013.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/s/ Teresa Petta
Name:	Teresa Petta
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business March 31, 2013, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	660
Interest-bearing balances	354
Securities:
Held-to-maturity securities	0
Available-for-sale securities	689,326
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	76,200
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	5,449
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Not applicable
Intangible assets:
Goodwill	856,313
Other Intangible Assets	152,015
Other assets	141,868

Total assets	$1,922,185

LIABILITIES

Deposits:
In domestic offices	536
Noninterest-bearing	536
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	242,248
Total liabilities	242,784
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,615
Not available
Retained earnings	552,729
Accumulated other comprehensive income	4,057
Other equity capital components	0
Not available
Total bank equity capital	1,679,401
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,679,401

Total liabilities and equity capital (sum of items 21 and 28)	1,922,185

I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Cherisse Waligura	)	CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy L. Kilpatrick, President	)
Frank P. Sulzberger, Director	)	Directors (Trustees)
William D. Lindelof, Director	)